UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

DUSSAULT APPAREL INC.
Exact name of registrant as specified in its charter

Nevada	000-52452	98-0513727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308 Factory Place, Suite 311, Los Angeles, CA	90013
(Address of principal executive offices)	(Zip Code)

(323) 843-2186
Registrant’s telephone number, including area code

2250 East Hastings Street, Vancouver, B.C. V5L1V4
2250 East Hastings Street, Vancouver, B.C. V5L1V4
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5

CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors:

Ms. Myung-Ah Melanie Kim – Director:

On June 22, 2011,  Ms. Myung-Ah Melanie Kim was appointed to the Board of Directors of Dussualt Apparel Inc. (the “Company”).

Ms. Kim graduated in May, 2011 from the Fashion Institute of Technology, State University of New York, with a Bachelor of Science Degree, Fashion Merchandising Management (Product Development) and in May 2009 she received an Associate in Applied Science Degree, Fashion Merchandising Management.  She was a member of the Dean’s list for 2008-2009 and 2009-2010.  She graduated from the Institut Superieur Europeen du Management de la Mode in Paris, France with a Bachelor of Science, Fashion Marketing and Merchandising degree.   She was a member of the Dean’s list for 2006 and 2007.

She is currently employed as a Product Development Intern with Club Monaco where she provides liaison between design and merchandising terms regarding production, reviews spec packs, samples and costs for pre-production approvals and communicates approvals and rejections with designers and factories overseas and manages all time lines from sample productions to order placements.   Previous employment has been with Escada, Factory PR, Tailor Young Kim Production and Celine.  She is fluent in English, Korean and French.

Ms. Maria Kostakou – Director:

On June 22, 2011, Ms. Maria Kostakou was appointed to the Board of Directors of the Company.

Ms. Kostakou holds a Bachelor of Arts degree from the University of British Columbia.  Currently she is a teacher with the Canadian International Organization in Guangzhou, China.   Previously she was logistics management for B-Tech S.A., a Greek corporation where she was involved in logistics coordination for customer and supplier orders, inventory management, liaison with international forwarders and customs brokers.    She is fluent in Greek and English.

It is the intent of the Company to form a committee to undertake a comprehensive review evaluating the current business of the Company to determine its viability and the Company's direction.   This review is intended to include current operations of the Company, including a review of assets and liabilities, the business operations of the Company, and its trademarks with a view to providing the officers, directors and management of the Company with a report and recommendations.  Ms. Kostakou and Ms. Kim will head the committee which will undertake this review, and will be responsible to gather all information from legal, consultants and management and prepare a report with recommendations to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUSSAULT APPAREL INC.

Dated: July 27, 2011	By:	/s/ Jason Dussault
	Name:	Jason Dussault
`	Title:	President